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Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.


                                        /s/  BDO Deutsche Warentreuhand
                                             Aktiengesellschaft
                                        --------------------------------
                                        BDO Deutsche Warentreuhand
                                        Aktiengesellschaft
                                        Wirtschaftsprufungsgesellschaft

Hamburg
August 7, 1997